Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

BIGLARI HOLDINGS INC.

(as amended through June 3, 2015)

Article I
Name, Address and Seal

Section 1. Name.  The name of the corporation is Biglari Holdings Inc. (the “Corporation”).

Section 2. Principal Office and Resident Agent.  The post-office address of the principal office of the Corporation is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257, or such other location as may be determined by the Board of Directors, and the name and address of its Resident Agent is as set forth in the Articles of Incorporation of the Corporation (as amended and/or restated from time to time, the “Articles of Incorporation”).

Section 3. Seal.  The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper.  About the upper periphery of the seal shall appear the words “Biglari Holdings Inc.” and about the lower periphery thereof the word “Indiana”.  In the center of the seal shall appear the word “Seal”.

Article II
Capital Stock

Section 1. Number of Shares and Classes of Capital Stock.  The total number of shares of all classes of stock that the Corporation is authorized to issue is as set forth in the Articles of Incorporation.

Section 2. Consideration for No Par Shares.  The shares of stock of the Corporation without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors; such shares of stock shall be fully paid and nonassessable.

Section 3. Consideration for Treasury Shares.  Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

Section 4. Payment for Shares.  The consideration for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation.  The part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares.  When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.  Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by the Indiana Business Corporation Law.

Section 5. Certificates for Shares.  Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates.  Every holder of capital stock of the Corporation evidenced by certificates shall be entitled upon request to have a stock certificate evidencing the shares owned by the shareholder, signed by the Chairman of the Board or a Vice President and the Secretary or any Assistant Secretary of the Corporation, with the seal of the Corporation thereto affixed, certifying the number of shares owned by the shareholder in the Corporation.  Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation, the name of the registered holder, the number of shares represented by such certificate (or book-entry statement) and that such shares are fully paid and nonassessable.  If such shares are not fully paid, and as further payments are made, the certificate shall be stamped (or the book-entry statement updated) accordingly.  If the Corporation is authorized to issue shares of more than one class, every certificate (or book-entry statement) shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

Section 6. Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile.  If any of the officers, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

Section 7. Transfer of Shares.  The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates, if any, representing the same, properly endorsed by the registered holder or by his or her duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 8. Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 10 of this Article II.

Section 9. Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar.  Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

Section 10. Lost, Stolen or Destroyed Certificates.  The Board of Directors may authorize the transfer agent and a registrar to issue replacement certificates representing shares of the Corporation for certificates alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.  The Corporation, at its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

Section 11. Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

Article III
Meetings of Shareholders

Section 1. Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

Section 2. Annual Meeting.  If required by applicable law, an annual meeting of shareholders shall be held for the election of directors, and for the transaction of such other business as may properly come before the meeting, at such date and time designated by the Board of Directors, or as may be specified in the notice of such meeting.  Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation, and shall not affect otherwise valid corporate acts.  The Corporation may postpone or reschedule any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 3. Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the members of the Board of Directors, but such special meetings may not be called by any other person or persons.  Only business within the purpose or purposes described in the notice of the special meeting may be conducted at the special meeting.  The Chairman or the Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Chairman or the Board of Directors, respectively.

Section 4. Notice of Meetings.  A written or printed notice, stating the place, day and time of the meeting, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered or mailed to each shareholder of record entitled by the Indiana Business Corporation Law and the Articles of Incorporation to vote at such meeting at such address as appears upon the records of the Corporation, at least ten (10) days and not more than sixty (60) days before the date of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears upon the records of the Corporation.  Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof.  Attendance at any meeting in person, or by proxy, shall constitute a waiver of notice of such meeting.  Each shareholder, who has in the manner above provided waived notice of a shareholders’ meeting, or who personally attends a shareholders’ meeting, is conclusively presumed to have been given due notice of such meeting.  Notice of any adjourned meeting of shareholders shall not be required to be given if the place, day and time thereof are announced at the meeting at which the adjournment is taken, except as expressly required by law.

Section 5. Advance Notice of Business to be Brought Before a Meeting.

(a)           At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A)(1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 5 of this Article III and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 5 of this Article III in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).  The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.  The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article III, and shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.  For purposes of this Section 5 of this Article III, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting.  A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (y) a trust, any trustee of such trust.  Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 6 of this Article III and Section 7 of this Article III and this Section 5 of this Article III shall not be applicable to nominations except as expressly provided in Section 6 of this Article III and Section 7 of this Article III.

(b)           Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5 of this Article III.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 5(g) of this Article III) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)           To be in proper form for purposes of this Section 5, a shareholder’s notice to the Secretary shall set forth:

(i)           as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)           as to each Proposing Person, (A) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation and (B) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Disclosable Interests”); and

(iii)           as to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

For purposes of this Section 5 of this Article III, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such shareholder or beneficial owner.

(d)           A Proposing Person shall update and supplement its notice to the Corporation of  its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article III shall be true and correct as of the record date for shareholders entitled to notice of the meeting, and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)           Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 5 of this Article III.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 5 of this Article III, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)           This Section 5 of this Article III is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement.  In addition to the requirements of this Section 5 of this Article III with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 5 of this Article III shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)           For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 6. Advance Notice of Nomination for Election of Directors at a Meeting.

(a)           Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-Laws or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 6 of this Article III and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 6 of this Article III and Section 7 of this Article III as to such notice and nomination.  For purposes of this Section 6 of this Article III, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such shareholder, appear at such meeting.  A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust.  The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)           Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 5 of this Article III) thereof in writing and in proper form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 6 of this Article III and Section 7 of this Article III and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 6 of this Article III and Section 7 of this Article III.  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 6 of this Article III and Section 7 of this Article III and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 6 of this Article III.  To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no later the tenth (10th) day following the day on which public disclosure (as defined in Section 5 of this Article III) of the date of such special meeting was first made.  In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)           To be in proper form for purposes of this Section 6 of this Article III, a shareholder’s notice to the Secretary shall set forth:

(i)           as to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 5(c)(i) of this Article III, except that for purposes of this Section 6 of this Article III the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 6(c)(i) of this Article III);

(ii)           as to each Nominating Person,  any Disclosable Interests (as defined in Section 5(c)(ii) of this Article III, except that for purposes of this Section 6 of this Article III the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(ii) of this Article III and the disclosure with respect to the business to be brought before the meeting in Section 5(c)(ii) of this Article III shall be made with respect to the election of directors at the meeting); and

(iii)           as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 5 of this Article III and Section 6 of this Article III if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 7(a) of this Article III.

For purposes of this Section 6 of this Article III, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any associate of such shareholder or beneficial owner or any other participant in such solicitation.

(d)           A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article III shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)           In addition to the requirements of this Section 6 of this Article III with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 7. Voting at Meetings.

(a)           Quorum.  The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws.  Once a quorum is present during the meeting, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  In the absence of a quorum, the presiding person or the secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)           Voting Rights.  Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to one (1) vote for each share of stock having voting power, registered in his or her name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting including the election of directors.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney in fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.  Voting at meetings of shareholders need not be by written ballot.

(c)           Required Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for the election of directors by shareholders present in person or represented by proxy and entitled to vote shall elect directors to office.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any other question brought before such meeting, unless the question is one upon which, by express provision of the Indiana Business Corporation Law or the Articles of Incorporation or by these By-Laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

(d)           Inspector of Elections.  The Chairman may, or in his or her absence the Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Chairman may, or in his or her absence the Board of Directors may, designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 8. Voting List. The Transfer Agent of the Corporation shall make, at least five (5) days before each election of directors, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation or at a place identified in the meeting notice in the city whether the meeting will be held.  On written demand to the Secretary of the Corporation, made in good faith and for a proper purpose and describing with reasonable particularity the shareholder’s purpose, and if the shareholder list is directly connected with such shareholder’s purpose, such shareholder (or such shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the shareholder list, during regular business hours and at the shareholder’s expense, during the period the shareholders list is available for inspection.  The original stock registrar or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

Section 9.  Adjournments.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 10. Fixing of Record Date to Determine Shareholders of Record.  The Board of Directors may prescribe a period not exceeding seventy (70) days prior to meetings of the shareholders, during which stock on the books of the Corporation may not be transferred; or, in lieu of prohibiting the transfer of stock, may set a date and time as the time at which shareholders entitled to notice of such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of such meeting.  If the Board of Directors so fixes a record date, such record date shall also be the record date for determining the shareholders entitled to vote at such meeting. Said date and time shall not be more than seventy (70) days prior to any shareholders’ meeting.  In the absence of such determination, such date shall be ten (10) days prior to the date of such meeting.

Section 11. Organization of Meetings.

(a)           Presiding Person.  The Chairman, or in his or her absence, any person appointed by the Chairman, or if no such person is appointed, any person chosen by the Board of Directors, shall preside at and act as the presiding person of meetings of the shareholders and the Secretary, or in his or her absence any person appointed by the Chairman, shall act as secretary of such meetings.  The order of business and all other matters of procedure at every meeting of the shareholders shall be determined by the presiding person.

(b)           Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article V
Board of Directors

Section 1. General Powers.  The business and affairs of the Corporation shall be managed by or under the authority of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these By-Laws required to be exercised or done by the shareholders.

Section 2. Number and Term of Office.  The Board of Directors shall consist of three (3) to nine (9) members, as determined by the Board of Directors from time to time; provided that no reduction in number shall have the effect of shortening the term of any incumbent director.  All directors, except in the case of earlier resignation, removal or death, shall hold office until their respective successors are chosen and qualified.

Section 3. Vacancies.  Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or that results from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, even if less than a quorum.  If the vote of the remaining members of the Board shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by plurality vote of the shareholders at a special meeting for that purpose.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

Section 4. Annual Meeting of Directors.  The Board of Directors shall meet each year, at the place where such meeting of the shareholders has been held either within or without the State of Indiana, for the purpose of organization, election of officers and consideration of any other business that may properly come before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such meeting shall be necessary.

Section 5. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Indiana, as may be fixed by the directors.  Such regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, or upon such notice as may be fixed by the directors.

Section 6. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by not less than a majority of the members of the Board of Directors.  Notice of the time and place, either within or without the State of Indiana, of a special meeting shall be served upon, or provided via telephone, telecopier or other telephonic or electric communication, to each director at least twenty-four (24) hours, or mailed or provided via courier to each director at his or her usual place of business or residence at least forty-eight (48) hours, prior to the time of the meeting.  Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting.  Attendance by a director in person at any such special meeting shall constitute a waiver of notice.

Section 7. Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, by the Articles of Incorporation or by these By-Laws.  A director, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be deemed to have voted in favor of the action, unless his or her dissent shall be affirmatively stated by him or her at or before (a) if the matter is voted on at the meeting, the time of such vote or (b) if the matter is discussed but not voted upon, the adjournment of the meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting).

Section 8. Consent Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent or consents to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee.  Such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier or later date as is set forth therein.

Section 9. Dividends.  The Board of Directors shall have power, subject to any restrictions contained in the Indiana Business Corporation Law or in the Articles of Incorporation, and out of funds legally available therefor, to declare and pay dividends in cash,  property or shares upon the outstanding capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 10. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.  The Board of Directors may fix a day and hour not exceeding seventy (70) days preceding the date fixed for payment of any dividend or for the delivery of evidence of rights, or for the distribution or other corporate benefits, or for a determination of shareholders entitled to receive any such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution.  If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

Section 11. Interest of Directors in Contracts.  Any contract or other transaction between the Corporation and any corporation of which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors and officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his, her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote.  This Section 11 of this Article V shall not be construed to invalidate any contract or other transaction, which would otherwise be valid under the common and statutory law applicable thereto.

Section 12. Committees.  The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time designate from among its members, an executive committee and one or more other committees and may delegate to each such committee such authority and power of the Board of Directors as shall be specified in such resolution, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation proposing a special corporate transaction, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.  Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as otherwise provided by law.  No member of any such committee shall continue to be a member thereof after he or she ceases to be a director of the Corporation.  The calling and holding of meetings of such committee and its method of procedure shall be as determined by the Board of Directors.

Section 13. Organization.  Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting.

Section 14. Conference Communications.  Any or all directors may participate in a meeting, or of any duly authorized committee of the Board of Directors, by any means of communication through which the directors may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 15 of this Article V shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 15. Electronic Action.  Subject to any limitations or requirements in applicable law or in any policy adopted by the Board of Directors, any notice or consent required or permitted to be given in writing by the Corporation to a director or by a director to the Corporation may be in the form of an electronic record and may be signed with an electronic signature, as those terms are defined in the I. C. §26-2-8.  Any electronic record to be sent by the Corporation to a director is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the director to receive the electronic record as show in the Corporation’s current records.  Any electronic record to be sent by a director to the Corporation is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Corporation in a publication or in a notice provided by the Corporation to the director.  The Corporation or a director may revoke or change any instruction applicable to him or her regarding the manner, electronic address or means of receipt required for electronic records by sending notice of the change and the corresponding new information.

Section 16. Mandatory Classified Board Structure Not Applicable.  The Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the Indiana Business Corporation Law, as amended.

Article VI
Officers

Section 1. Principal Officers.  The principal officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary.  The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws.  Any two or more offices may be held by the same person, except the office of Chairman shall not be given to an individual who is not a director of the Corporation.

Section 2. Chief Executive Officer.  The Board of Directors shall designate a Chief Executive Officer.  The Chief Executive Officer shall hold those powers and authorities normally accorded such position and shall be the senior officer accountable to the Chairman and Board for the principles and policies of the Corporation.

Section 3. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof.  Each such officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her death, or he or she shall resign, or shall have been removed in the manner hereinafter provided.  If there is a vacancy among the officers of the Corporation by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4. Removal.  Any principal officer may be removed either with or without cause, at any time by resolution adopted at any meeting of the Board of Directors elected and qualified from time to time.  Such removal, however, shall be without prejudice to the contract rights of the person so removed.

Section 5. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have a Controller, one or more Assistant Controllers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority and perform such duties as the Chairman, the Chief Executive Officer, the President or the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 6. Resignations. Any officer may resign at any time by giving written notice to the Chairman, the Board of Directors, the Chief Executive Officer, the President or the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Vacancies. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 8. Chairman.  The Chairman, who shall be chosen from among the directors, shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors.  He or she shall be an ex officio member of all standing committees.  The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.  Subject to the control and direction of the Board of Directors, the Chairman may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  In general, he or she shall perform all duties and have all powers as, from time to time, may be herein defined, and all such other duties and powers as, from time to time, may be assigned to him or her by the Board of Directors.

Section 9. President.  The President shall be responsible to the Chief Executive Officer and Chairman in the performance of his or her duties, and shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the power of the Chief Executive Officer.  The President shall perform such duties and have such powers as the Chairman, Chief Executive Officer or Board of Directors may, from time to time, assign.

Section 10. Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the Chairman, Chief Executive Officer, the President, or the Board of Directors may, from time to time assign.

Section 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds and securities of the Corporation in such banks or other depositories as shall be selected by the Board of Directors.  He or she shall, upon request, exhibit at all reasonable times, his or her books of account and records to any of the directors of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors, a statement of the condition of the finances of the Corporation at any time requested by the Board of Directors or at the annual meeting of shareholders; shall receive, and give receipt for moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 12. Secretary. The Secretary shall keep or cause to be kept in the books provided for that purpose, the minutes of the meetings of the Shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Indiana Business Corporation Law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the executing of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 13. Salaries.  The salaries of the Chairman, Chief Executive Officer and President shall be fixed from time to time by the Board of Directors (or a committee thereof) and the salaries of any other officers may be fixed by the Chairman, the Chief Executive Officer or the President.

Section 14. General Powers of Officers.  The Chairman, the Chief Executive Officer and the President and each are authorized and empowered for and on behalf of the Corporation and in its name, singly and without the joinder of any other officer, to execute and deliver any and all contracts, leases, notes, mortgages, receipts, deeds, commitments, power of attorney, authorizations and any and all documents in addition to, but not limited to the ones heretofore described which said officers, or any of them, believe to be necessary and advisable in carrying on the business of the Corporation.  The Treasurer and the Secretary are hereby authorized to execute and deliver any and all documents which relate to the routine discharge of the responsibilities of each of said offices and such other documents, or general types of classes of documents, with respect to which they have received specific authorization from either the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 15. Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer and the President and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person, or by proxy, as a shareholder or otherwise and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation or association.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Article VII
Indemnification and Advancement of Expenses

Section 1. Rights to Indemnification and Advancement of Expenses.

(a)           The Corporation shall indemnify as a matter of right every person made a party to, threatened to be made a party to or otherwise involved in any proceeding because such person is or was (i) a member of the Board of Directors of the Corporation, (ii) an officer of the Corporation or (iii) while a director or officer of the Corporation, serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not (each a “Covered Person”), against all liability and loss incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the Indiana Business Corporation Law.  The Corporation shall pay for or reimburse the reasonable expenses incurred by a Covered Person in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the Indiana Business Corporation Law.  The Corporation shall indemnify as a matter of right a Covered Person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Covered Person in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

(b)           Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article VII and the procedures specified in the Indiana Business Corporation Law.

 (c)           The indemnification provided under this Article VII shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article VII.

Section 2. Other Rights Not Affected.  Nothing contained in this Article VII shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual.  It is the intent of this Article VII to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article VII.  Therefore, indemnification shall be provided in accordance with this Article VII irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 3. Amendment or Repeal of Indemnification or Advancement of Expenses Provisions.  The rights and obligations under Section 1 of this Article VII are contract rights, and no amendment, modification or repeal of any part of Section 1 of this Article VII shall affect any obligations of the Corporation or the rights of any officer or director for indemnification under Section 1 of this Article VII with respect to any state of facts existing, any matter arising, conduct occurring or proceeding commenced before such amendment, modification or repeal.

Section 4. Definitions.  For purposes of this Article VII:

The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not.  A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.  The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

The term “expenses” includes all direct and indirect costs (including, without limitation, counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article VII, applicable law or otherwise.

The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Article VIII
Amendments

The power to make, alter, amend or repeal these By-Laws is invested solely in the Board of Directors and the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of the By-Laws.

Article IX
General Provisions

Section 1. Forum Selection.  Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Hamilton County of the State of Indiana (the “Selected Courts”) (or, in the event that the Selected Court do not have jurisdiction, the United States District Court for the Southern District of the State of Indiana or other state courts of the State of Indiana) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or Affiliate of the Corporation to the Corporation or to the Corporation’s shareholders, (c) any action arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation’s Articles of Incorporation or these By-Laws (as may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Indiana (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Indiana in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Section 2. Control Share Acquisition Statute.  The Corporation elects not to have the provisions of Indiana Code §23-1-42 apply to it.

Section 3. Household Notices.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, and except as prohibited by applicable law, any notice to shareholders given by the Corporation under any provision of applicable law, the Articles of Incorporation, or these By-Laws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given.  Any such consent shall be revocable by the shareholders by written notice to the Corporation.  Any shareholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 3 of this Article IX, shall be deemed to have consented to receiving such single written notice.

Section 4. Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

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